Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999, September 24, 1999 as to Note 16 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 16), appearing in the annual report on Form 10-K/A of Deluxe Corporation for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
January 26, 2000
Minneapolis, Minnesota

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